EXHIBIT 99.1
For further information contact
Rodger W. Smith 1-800-451-1294
FOR IMMEDIATE RELEASE
Callon Petroleum Company Reports Results
For Second Quarter, First Six Months of 2007
     Natchez, MS (August 2, 2007)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the three and the six-month periods ended June 30, 2007.
     Second Quarter and Six Months 2007 Net Income. For the quarter ended June 30, 2007, the company reported net income of $2.6 million, or $0.12 per share. This compares to net income of $12.3 million, or $0.57 per share, for the same period in 2006. For the six months ended June 30, 2007, Callon reported net income of $8.4 million, or $0.39 per share. This compares with net income of $25.1 million, or $1.17 per share during the same period of 2006. The second quarter results were impacted by additional interest expense incurred as a result of Callon’s April acquisition of BP Exploration and Production Company’s 80% working interest in the Entrada Field. All per share amounts are on a diluted basis.
     Second Quarter and Six Months 2007 Operating Results. Operating results for the three months ended June 30, 2007 include oil and gas sales of $43.5 million from average production of 54.1 million cubic feet of natural gas equivalent per day (MMcfe/d). This corresponds to sales of $47.1 million from average production of 57.6 MMcfe/d during the comparable 2006 period. The average price, after the impact of hedging, received per thousand cubic feet of natural gas (Mcf) for the quarter ended June 30, 2007 increased to $8.17, compared to $7.93 for the quarter ended June 30, 2006. The average price, after the impact of hedging, received per barrel of oil (Bbl) in the second quarter of 2007 increased to $61.47, compared to $59.99 during 2006. Oil and gas sales for the first six months of 2007 totaled $89.0 million from average production of 57.2 MMcfe/d. This corresponds to sales of $92.6 million from average production of 56.8 MMcfe/d during the same period in 2006. The average price, after the impact of hedging, received per Mcf in the six-month period of 2007 decreased to $8.07, compared to $8.44 during the first six months of 2006, while the average price, after the impact of hedging, received per Bbl in the first half of 2007 increased to $58.36, compared to $56.74 during the same period in 2006.

     Second Quarter and Six Months 2007 Discretionary Cash Flow. Discretionary cash flow for the three-month period ended June 30, 2007 totaled $24.9 million compared to $35.1 million during the comparable prior year period. Net cash flow provided by operating activities, as defined by GAAP, totaled $37.3 million and $34.3 million during the quarters ended June 30, 2007 and 2006, respectively. Discretionary cash flow for the first six months of 2007 totaled $58.4 million compared to $68.9 million during the same period in 2006. Net cash flow provided by operating activities, as defined by GAAP, totaled $70.2 million and $75.3 million during the six-month periods ended June 30, 2007 and 2006, respectively. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)
     Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

	Three Months Ended		Six Months Ended
Reconciliation of Non-GAAP Financial Measure:	June 30,		June 30,
(In thousands)	2007	2006	2007	2006
Discretionary cash flow	$24,886	$35,100	$58,392	$68,880
Net working capital changes and other changes	12,401	(774)	11,764	6,462

Net cash flow provided by operating activities	$37,287	$34,326	$70,156	$75,342

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
Production and Price Information:	2007	2006	2007	2006
Production:
Oil (MBbls)	263	443	551	958
Gas (MMcf)	3,341	2,581	7,043	4,530
Gas equivalent (MMcfe)	4,920	5,239	10,348	10,281
Average daily (MMcfe)	54.1	57.6	57.2	56.8

Average prices:
Oil ($/Bbl) (a)	$61.47	$59.99	$58.36	$56.74
Gas ($/Mcf)	$8.17	$7.93	$8.07	$8.44
Gas equivalent ($/Mcfe)	$8.84	$8.98	$8.60	$9.01

Additional per Mcfe data:
Sales price	$8.84	$8.98	$8.60	$9.01
Lease operating expenses	1.75	1.41	1.47	1.29

Operating margin	$7.09	$7.57	$7.13	$7.72

Depletion	$3.83	$2.82	$3.93	$2.78
General and administrative (net of management fees)	$0.46	$0.37	$0.43	$0.36

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$65.00	$70.70	$61.63	$67.09
Basis differentials and quality adjustments	(.85)	(7.83)	(4.18)	(7.93)
Transportation	(1.14)	(1.29)	(1.14)	(1.28)
Hedging	0.46	(1.59)	2.05	(1.14)

Averaged realized oil price	$61.47	$59.99	$58.36	$56.74

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$29,270	$1,896
Accounts receivable	24,486	32,166
Restricted investments	2,658	4,306
Fair market value of derivatives	4,325	13,311
Other current assets	6,902	5,973

Total current assets	67,641	57,652

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,268,691	1,096,907
Less accumulated depreciation, depletion and amortization	(645,348)	(604,682)

	623,343	492,225

Unevaluated properties excluded from amortization	68,050	54,802

Total oil and gas properties	691,393	547,027

Other property and equipment, net	2,104	1,996
Restricted investments	3,749	1,935
Investment in Medusa Spar LLC	12,610	12,580
Other assets, net	11,354	4,337

Total assets	$788,851	$625,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$44,721	$46,611
Asset retirement obligations	11,083	14,355
Current maturities of long-term debt	—	213

Total current liabilities	55,804	61,179

Long-term debt	390,907	225,521
Asset retirement obligations	23,527	26,824
Deferred tax liability	32,169	30,054
Other long-term liabilities	1,018	586

Total liabilities	503,425	344,164

Stockholders’ equity:
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	—	—
Common Stock, $.01 par value, 30,000,000 shares authorized; 20,754,450 and 20,747,773 shares outstanding at June 30, 2007 and December 31, 2006, respectively	208	207
Capital in excess of par value	222,304	220,785
Other comprehensive income	2,811	8,652
Retained earnings	60,103	51,719

Total stockholders’ equity	285,426	281,363

Total liabilities and stockholders’ equity	$788,851	$625,527

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating revenues:
Oil sales	$16,178	$26,580	$32,146	$54,379
Gas sales	27,296	20,477	56,812	38,259

Total operating revenues	43,474	47,057	88,958	92,638

Operating expenses:
Lease operating expenses	8,613	7,365	15,212	13,270
Depreciation, depletion and amortization	18,819	14,791	40,666	28,627
General and administrative	2,271	1,924	4,492	3,650
Accretion expense	943	1,331	2,055	2,750
Derivative expense	—	30	—	120

Total operating expenses	30,646	25,441	62,425	48,417

Income from operations	12,828	21,616	26,533	44,221

Other (income) expenses:
Interest expense	9,172	4,128	13,757	8,276
Other (income)	(102)	(670)	(427)	(1,000)

Total other (income) expenses	9,070	3,458	13,330	7,276

Income before income taxes	3,758	18,158	13,203	36,945
Income tax expense	1,315	6,294	5,118	12,844

Income before Medusa Spar LLC	2,443	11,864	8,085	24,101
Income from Medusa Spar LLC net of tax	138	439	299	969

Net income available to common shares	$2,581	$12,303	$8,384	$25,070

Net income per common share:
Basic	$0.12	$0.61	$0.40	$1.26

Diluted	$0.12	$0.57	$0.39	$1.17

Shares used in computing net income:
Basic	20,726	20,314	20,724	19,855

Diluted	21,302	21,448	21,248	21,388

Callon Petroleum Company
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$8,384	$25,070
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	41,095	28,996
Accretion expense	2,055	2,750
Amortization of deferred financing costs	1,314	1,106
Non-cash derivative expense	—	120
Equity in earnings of Medusa Spar LLC	(299)	(969)
Deferred income tax expense	5,118	12,844
Non-cash charge related to compensation plans	725	267
Excess tax benefits from share-based payment arrangements	—	(1,304)
Changes in current assets and liabilities:
Accounts receivable	6,340	1,282
Other current assets	(929)	243
Current liabilities	6,980	5,579
Change in gas balancing receivable	(10)	(257)
Change in gas balancing payable	437	103
Change in other long-term liabilities	(5)	216
Change in other assets, net	(1,049)	(704)

Cash provided by operating activities	70,156	75,342

Cash flows from investing activities:
Capital expenditures	(50,911)	(80,015)
Entrada acquisition	(150,000)	—
Distribution from Medusa Spar LLC	430	370

Cash used by investing activities	(200,481)	(79,645)

Cash flows from financing activities:
Change in accrued liabilities to be refinanced	—	(5,000)
Increases in debt	211,000	39,000
Payments on debt	(46,000)	(32,000)
Deferred financing costs	(6,429)	—
Equity issued related to employee stock plans	—	(381)
Excess tax benefits from share-based payment arrangements	—	1,304
Capital leases	(872)	(139)

Cash provided by financing activities	157,699	2,784

Net increase (decrease) in cash and cash equivalents	27,374	(1,519)
Cash and cash equivalents:
Balance, beginning of period	1,896	2,565

Balance, end of period	$29,270	$1,046

     Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region. The majority of Callon’s properties and operations are concentrated in Louisiana, Alabama and the offshore waters of the Gulf of Mexico.
     This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the left side of the homepage.
     It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.
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